                                                                    EXHIBIT 21.1

                             DOMESTIC SUBSIDIARIES

                                                                                          ORGANIZED UNDER
NAME                                                                                        THE LAWS OF
-------------------------------------------------------------------------------  ---------------------------------
Actra Business Systems, LLC....................................................  Delaware
DigitalStyle Corporation.......................................................  Delaware
KIVA Software Corporation......................................................  California
Portola Communications, Inc....................................................  California
Concord Acquisition Corporation................................................  California
AtWeb, Inc.....................................................................  California

                           INTERNATIONAL SUBSIDIARIES

COUNTRY                                                                        OFFICIAL NAME
--------------------------------------------------------  --------------------------------------------------------
Australia...............................................  Netscape Communications Australia PTY Limited
Barbados................................................  Netscape Communications FSC Incorporated
Brazil..................................................  Netscape Communications do Brasil Ltda.
Canada..................................................  Netscape Communications Canada, Inc.
Denmark.................................................  Netscape Communications Denmark A/S
European Headquarters...................................  Netscape Communications Europe SARL
France..................................................  Netscape Communications Societe Anonyme
Germany.................................................  Netscape Communications GmbH
Hong Kong...............................................  Netscape Communications Limited
Ireland.................................................  Netscape Communications Ireland Limited
Italy...................................................  Netscape Communications Italia SRL
Japan...................................................  Netscape Communications Japan, Ltd.
Netherlands.............................................  Netscape Communications Nederland B.V.
Spain...................................................  Netscape Internet Communications Espana. S.A.
Singapore...............................................  Netscape Communications Asia South Pte Limited
Sweden..................................................  NSCP Communications Sweden AB
Switzerland.............................................  Netscape Communications (Switzerland) Ltd.
United Kingdom..........................................  Netscape Communications Limited